UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2012

OCEANEERING INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10945	95-2628227
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11911 FM 529 Houston, TX	77041
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 329-4500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 6, 2012, Oceaneering International, Inc. (“Oceaneering” or “we”) entered into a Credit Agreement with Wells Fargo Bank, National Association (“Wells Fargo Bank”), as administrative agent, issuing lender and swing line lender, and certain financial institutions as lenders. The Credit Agreement provides for a new five-year, $300 million revolving credit facility (the “Facility”), with a $50 million sublimit for letters of credit and a $30 million sublimit for swing line loans. Subject to certain conditions, the aggregate commitments under the Facility may be increased by to up to $200 million by obtaining additional commitments from existing and/or new lenders. Borrowings under the Facility may be used (1) to refinance our outstanding obligations under the Prior Credit Agreement (as defined in Item 1.02 below) and (2) for general corporate purposes. Simultaneously with the execution of the Credit Agreement and pursuant to its terms, we repaid all amounts outstanding under, and terminated, the Prior Credit Agreement.

The Facility matures on January 6, 2017. Revolving borrowings under the Facility bear interest at an Adjusted Base Rate or a Eurodollar Rate (both as defined in the Credit Agreement), at our option, plus an applicable margin. Depending on our debt to capitalization ratio (as discussed below), the applicable margin varies (1) in the case of advances at the Adjusted Base Rate, from 0.125% to 0.750% and (2) in the case of advances at the Eurodollar Rate, from 1.125% to 1.750%.

The Credit Agreement contains various covenants which we believe are customary for agreements of this nature, including, but not limited to, restrictions on the ability of Oceaneering’s restricted subsidiaries to incur unsecured debt and restrictions on the ability of Oceaneering and its restricted subsidiaries to incur secured debt, grant liens, make certain investments, make distributions, merge or consolidate, sell assets, enter into transactions with affiliates and enter into certain restrictive agreements. We are also subject to compliance with an interest-coverage ratio and a debt-to-capitalization ratio, the computations of which are set forth in the Credit Agreement. The Credit Agreement includes customary events of default.

The foregoing summary is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 4.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with Oceaneering’s entering into the Credit Agreement described in Item 1.01, Oceaneering terminated the Amended and Restated Credit Agreement dated as of January 2, 2004 by and among Oceaneering, Wells Fargo Bank, N.A., as administrative agent, and certain lenders (the “Prior Credit Agreement”). A portion of the proceeds of the borrowings under the Facility were used to repay the outstanding indebtedness under the Prior Credit Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

The following are being furnished as exhibits to this report.

Exhibit 4.1

Credit Agreement, dated as of January 6, 2012, by and among Oceaneering International, Inc., Wells Fargo Bank, National Association, as administrative agent, issuing lender and swing line lender, and certain lenders party thereto.

Exhibit 99.1	Press release of Oceaneering International, Inc., dated January 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

By:	/s/ ROBERT P. MINGOIA
Robert P. Mingoia
Vice President and Treasurer

Date: January 10, 2012

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 4.1

Credit Agreement, dated as of January 6, 2012, by and among Oceaneering International, Inc., Wells Fargo Bank, National Association, as administrative agent, issuing lender and swing line lender, and certain lenders party thereto.

Exhibit 99.1	Press release of Oceaneering International, Inc., dated January 6, 2012.